                                                                  EXHIBIT 10.2.1

                                     ***  TEXT OMITTED AND FILED SEPARATELY
                                          CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                          and 230.406

                              COOPERATION AGREEMENT

This Cooperation Agreement (this "Agreement"), effective as of the date of the last signature hereto (the "Effective Date"), is entered into by and among ORBCOMM Inc. (hereinafter referred to as "ORBCOMM") having its offices and place of business at 21700 Atlantic Boulevard, Dulles, VA 20166, Stellar Inc. (hereinafter referred to as "Stellar") having its offices and place of business at 21700 Atlantic Boulevard, Dulles, VA 20166 and Delphi Corporation, acting by and through its Delphi Electronics & Safety Division (hereinafter referred to as "Delphi"), having its principal place of business at One Corporate Center, P.O. Box 9005, Kokomo, Indiana 46904-9005. ORBCOMM, Stellar and Delphi are herein sometimes referred to individually as a "Party" or collectively as the "Parties".

RECITALS

WHEREAS, ORBCOMM owns and operates a multiple low earth orbit satellite-based two-way data communication network (the "System") and is licensed to operate in most developed countries and many developing countries; and

WHEREAS, Stellar, a majority owned subsidiary of ORBCOMM, is the designer and supplier of modulator/demodulators ("Moderns") used for transmitting and receiving data streams carried by the System; and

WHEREAS, Delphi Is a manufacturer of electronic products who supplies automotive original equipment manufacturers ("OEM"s) with hardware that enables two-way data services and other mobile communications means; and

WHEREAS, Delphi wishes to manufacture or have manufactured for Stellar certain Modems used for transmitting and receiving Data carried by the System;

WHEREAS, the Parties believe by combining their considerable and complimentary skills that the existing Modems can be improved upon to create a more comprehensive and competitive solution to the need for reliable low cost two-way data connectivity in fixed and mobile applications can be created; and

WHEREAS, the Parties intend to cooperate to create and provide such solutions to worldwide industrial companies, while creating for each Party a valuable and sustainable business opportunity; and

WHEREAS, the Parties wish to set forth the details of their agreement to cooperate to achieve the above objectives.


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THEREFORE, the Parties mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1  Affiliate

As used in this Agreement, "Affiliate" shall mean any corporation, partnership, trust or other business entity, which directly or indirectly controls, is controlled by, or is under common control with a Party. For the purposes of defining an Affiliate, "control" means ownership of at least fifty percent (50%) of the shares or other equity interest having power to elect directors or persons performing a similar function.

1.2  Background Intellectual Property

As used in this Agreement, "Background Intellectual Property" of a Party means the Intellectual Property of a Party which is owned or controlled by the Party before the Effective Date of this Agreement or which is otherwise independently created by a Party completely outside of the Project primarily for use outside the Project and which is useful in performing the Project.

1.3  Delphi Field

As used in this Agreement, "Delphi Field" shall mean passenger vehicle; recreational vehicle and truck OEMs; passenger vehicle and recreational vehicle aftermarkets; and sellers of products to all such markets.

1.4  Foreground Intellectual Property

As used in this Agreement, "Foreground Intellectual Property" means Intellectual Property resulting directly from and developed, conceived or created by the employees or contractors of a Party (or their respective Affiliates) during the performance of the Project or the Cooperation.

1.5  Intellectual Property

As used in this Agreement, "Intellectual Property" shall mean all rights in ideas, inventions, works of authorship, know-how, trade secrets, pending patent applications, patents, copyrights, or other proprietary information.


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1.6  Licensed Product

As used in this Agreement, "Licensed Product" means a Product incorporating Background Intellectual Property of a Party and covered by the terms of the Cross License Agreement described in Paragraph 4.2 hereof and incorporated in this Agreement as Attachment 1 hereof.

1.7  Existing Stellar Product

As used in this Agreement, "Existing Stellar Product" means Modems identified in Attachment 2 hereto that incorporate Background Intellectual Property of Stellar.

1.8  Project

As used in this Agreement, "Project" means the work conducted according to a Scope of Work document (as defined below) under the terms of this Agreement.

1.9  Stellar Field

As used in this Agreement, "Stellar Field" shall mean two-way narrow-band messaging for use on the ORBCOMM satellite network.

1.10 New Product

As used in this Agreement, "New Product" shall mean Modems and devices for applications that require two-way data communications that are developed pursuant to the Project or the Cooperation.

1.11 Territory

As used in this Agreement, "Territory" shall mean the regions in which Orbcomm has secured regulatory approval from the appropriate governing bodies and Stellar has the required regulatory approvals for Existing Stellar Products and/or New Products.

              ARTICLE 2. ROLES AND RESPONSIBILITIES OF THE PARTIES

2.1  General Objectives of this Agreement

The Parties intend that: i) Delphi will manufacture or have manufactured Existing Stellar Products for Stellar; and ii) the Parties will form a cooperative business relationship that would include product development, licensing of key enabling technologies and buy/sell


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arrangements that would define and make available for sale, modems for two-way satellite data communications for fixed and mobile applications (the "Cooperation").

2.2  Joint Roles of the Parties Under this Agreement

     a. Define requirements, such as features, functions, timing, target pricing and the source and amount of development funding for New Products, in the form of Scope of Work (SOW) documents.

     b. Form an on-going business direction group (the "Steering Committee") to do, among other things:

          1) Coordinate and review activities undertaken under the Cooperation;

          2) Arrange for technical information exchanges and consultation related to meeting the business objectives of the Cooperation; and

          3) Resolve joint business issues related to the Cooperation that may arise.

2.3  Roles of Delphi Under this Agreement

     a.   Participate as a member of the Steering Team.

     b. Provide commercially reasonable resources and effort to meet the business objectives of the Cooperation.

     c. Provide the relevant technical expertise for the design, development, validation of New Products, including

          1) Circuit board layout

          2) Interconnection means

          3) Embedded software

          4) ASIC designs

          5) Antennas

          6) Product packaging

          7) Human / machine interface, as required

          8) Product validation

     d. Manufacture the Existing Stellar Products and the New Products consistent with automotive requirements for quality and reliability.

     e. Support Stellar by having manufactured and/or manufacturing Existing Stellar Products.

     f. Sell New Products hardware to Stellar under a separate supply agreement, between Stellar and Delphi.

     g. Sell New Products for use in existing Delphi products, applications and existing OEM customer base.

     h.   Licensee of technology (as defined below) from Stellar

     i.   Licensor of technology to Stellar, if required


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     j.   Marketing partner to ORBCOMM for ORBCOMM services to Delphi's customer base.

     k. Disclose and document the Foreground Intellectual Property with the same level of detail and degree of completeness that is customarily and reasonably required by the automotive electronics industry.

     l. Document manufacturing; assembly, calibration, testing, repair and troubleshooting procedures as well as other knowledge otherwise required to manufacture New Products and Existing Stellar Products with the same level of detail and degree of completeness that is customarily and reasonably required by the automotive electronics industry.

2.4  Roles of Stellar under this Agreement

     a.   Participate as a member of the Steering Team.

     b. Provide commercially reasonable resources and effort to meet the business objectives of the Cooperation.

     c. Provide necessary technical information and consultation to enable Delphi to design and develop New Products that are compatible with System requirements.

     d. Provide no-charge access to Delphi to Stellar's development and simulation tools for New Product development purposes.

     e. License to Delphi, under reasonable commercial terms, relevant intellectual property such as messaging protocols, encryption/decryption, and related subject areas to enable Delphi to manufacture and sell New Products.

     f. Provide application and development support of New Products with resellers.

     g. Perform type certification of New Products in the US, Canada, Mexico and the European Union (ETSI).

     h. Provide technical support and warranty service for Stellar and ORBCOMM resellers.

     i. Participate in joint marketing activities with, as deemed appropriate by Stellar in its sole discretion, in support of the objectives of the Cooperation.

2.5  Roles of ORBCOMM under this Agreement

     a.   Participate as a member of the Steering Team.

     b. Participate in joint marketing activities with Delphi, as deemed appropriate by ORBCOMM in its sole discretion, in support of the objective of the Cooperation.


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         ARTICLE 3. COMMERCIAL ISSUES RELATED TO PRODUCT DEVELOPMENT AND
                                   PURCHASING

3.1  New Product Development

Each New Product that is identified by the Steering Committee as being desirable and reasonably included in the business objectives of the Cooperation will be incorporated into an SOW signed by all Parties, as set forth in Article 2.2 a hereof, and made part of this Agreement. The terms of this Agreement will apply to work done under such SOW.

3.2  Purchases of New Modems by Stellar

The Parties agree that Delphi will be given the first right of refusal following termination of this Agreement to supply Stellar with New Products developed under the Cooperation on no less favorable terms than Stellar can obtain from other suppliers.

3.3  Delphi is Sole Supplier of New Products to Stellar

With the exception set forth in Section 3.4 hereof, Delphi shall be the sole supplier of New Products to Stellar during the term of this Agreement, subject to Delphi's ability to continuously provide competitive quality, delivery, service and technology and further subject to Delphi's ability to meet negotiated annual price points for such products.

3.4  Exception to Delphi's Sole Supplier Status

Notwithstanding the provisions of Section 3.3 hereof, European Datacomm Holdings N.V. shall have the right to manufacture the Existing Stellar Products solely for its own use.

3.5  Purchasing Agreement between Stellar and Delphi

Delphi's sales of Modems to Stellar will be made according to Stellar's standard purchasing terms and conditions, as modified by a purchase agreement governing commercial terms including, but not limited to warranty, delivery schedules, payment terms, pricing, volume forecasts and related topics.

3.6  Recovery of Delphi's Engineering Expenses

If Delphi requests non-recurring engineering (NRE) funding for a Project and if Stellar agrees to provide such NRE, the Parties will discuss and mutually agree upon the amount of NRE that Stellar will provide prior to the start of such Project. Delphi will amortize such agreed-upon amount of NRE in the selling price of the New Product developed under such Project. The amount of amortization per unit of New Product sold will be based upon the number of units committed by Stellar and their customers in a


                                  Page 6 of 24

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purchase order issued to Delphi. If the committed volumes in the purchase order are not achieved, then Delphi shall be entitled to be paid the remaining balance of the unamortized NRE upon completion of such purchase order.

                        ARTICLE 4. INTELLECTUAL PROPERTY

4.1  Ownership of Background Intellectual Property

Each Party is and remains the owner of its Background intellectual Property.

4.2 Cross Licensing of the Parties' Background Intellectual Property and Solely Owned Foreground Intellectual Property.

Subject to Section 4.3, the Parties understand and agree that a Party may require a license to the other Party's Background Intellectual Property in order to make, have made, use and sell Existing Stellar Products and New Products, if such Existing Stellar Product or New Product incorporates such other Party's Background Intellectual Property. The Parties further agree that a commercially reasonable royalty would be due to the licensor by the licensee in such circumstances except if Delphi makes Licensed Products for sale to Stellar, in which case no royalty would be due by Delphi if such Licensed Products are sold to Stellar. The terms for such cross license are set forth in Attachment 1 hereof.

4.3  Joint Ownership of Foreground Intellectual Property

Foreground Intellectual Property shall be jointly owned by the Parties for all applications thereof, without any accounting required by one Party to the other, including the right to grant non-exclusive licenses, provided that during and after the term of this Agreement: i) Stellar shall not use, shall cause its Affiliates not to use, and shall not grant the right to any third party to use, the Foreground Intellectual Property or the other Party's Background intellectual Property for applications outside the Stellar Field or sell New Products outside the Stellar Field; and ii) Delphi shall not use, shall cause its Affiliates not to use, and shall not grant the right to any third party to use, the Foreground Intellectual Property or the other Party's Background Intellectual Property for applications outside the Territory outside the Delphi Field or sell Existing Stellar Products or New Products outside the Territory outside the Delphi Field; and iii) the Parties may together, but not individually, grant to European Datacomm Holdings N.V or its Affiliates the right to manufacture or sell New Products. The Parties shall cooperate with one another as necessary to apply for patents or otherwise take steps to protect Foreground Intellectual Property, including deciding which inventions to apply for protection on, selecting the countries for registration, selecting the Party that submits and is responsible for preparing the application, and sharing of costs (which shall be in equal proportions,


                                  Page 7 of 24

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unless otherwise agreed). No Foreground Intellectual Property may be transferred to any third party without the foregoing restrictions on such use being conditions of such transfer. Any transfer of Foreground Intellectual Property without such conditions shall be void.

4.4  Patent Applications for Foreground Intellectual Property

If one of the Parties does not wish to share the costs for filing a patent application in a particular country for a jointly owned invention, then the filing Party shall bear all the costs for that particular patent application, and the Party not wishing to share in such costs shall assign its rights in such application to the filing Party. The assigning Party and its Affiliates shall retain a perpetual, nonexclusive, royalty-free license in and to any patent issuing from such patent application or continuation, continuation-in-part, divisional, extension, reissue, reexamination or foreign counterparts of such patent application.

                            ARTICLE 5. NON-DISCLOSURE

Without limiting the generality of Article 4, information disclosed by one Party to the other Party under this Agreement shall be considered confidential and proprietary if in writing and clearly marked with a Confidential, or similar legend. Both Parties to this Agreement agrees to protect such proprietary information from disclosure to third parties for five (5) years from the date of such disclosure, using the same degree of care each Party uses in respect to information of its own that it does not want disclosed to third parties. However, this Agreement does not impose any obligation on a Party receiving information under this Agreement if that Party can document:

     (a) is already known to such Party at the time first received from the disclosing Party; or

     (b)  is publicly known through no wrongful act of such Party; or

     (c) is received by such Party from a third party without similar restriction and without breach of this Agreement; or

     (d) is independently developed by such Party without access to the disclosed information; or

     (e) is approved for release by written authorization of the Party which originally disclosed such information; or

     (f) is disclosed pursuant to an order of Court, provided that the receiving Party gives the disclosing Party prompt notice of any subpoena or application for such order seeking the information.


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                              ARTICLE 6. LIABILITY

6.1  No Liability for Salaries and Benefits of other Party

No employees of either Party will be considered employees of the other Party, and each Party (the "Visiting Party") shall be responsible for, and indemnify the other Party (the "Host Party") against the salaries, employee benefits, insurance, federal state and local taxes, unemployment claims, and worker's compensation claims of Visiting Party's employees while on the premises of the Host Party. Personnel of the Visiting Party, while on the premises of the Host Party, shall comply with all laws, regulations, and the then regular and established rules and regulations of the Host Party.

6.2  No Warranty

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE SUPPLY AGREEMENT, EACH PARTY HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EXISTING STELLAR PRODUCTS OR NEW PRODUCTS.

6.3  No Consequential Damages

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, ECONOMIC LOSS AS A RESULT OF PERFORMANCE HEREUNDER REGARDLESS IF THE OTHER PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

                         ARTICLE 7. TERM AND TERMINATION

7.1  Term of the Agreement

The term of this Agreement is until December 31, 2005. This Agreement may be extended upon the mutual written agreement of both Parties.

7.2  Mutual Termination of this Agreement

The Parties may terminate this Agreement at any time upon mutual written agreement.

7.3  Termination for Cause

A Party shall have the right to terminate this Agreement upon material breach of this Agreement by the other Party and such breach is not remedied within sixty
(60) days of
such Party having been given written notice of such breach. A material breach includes, but is not limited to, material breach of the terms of the Cross License Agreement of Attachment 1 hereof. If such breach is remedied within such sixty (60) period, then this Agreement shall continue in full force and effect as if such notice had not been given.

7.4 Effect of Termination for Cause Upon the Breaching Party Upon termination of this Agreement for cause, the following shall apply:

     a. The breaching Party shall pay any royalties due the non-breaching Party under the terms of the Cross License Agreement of Attachment 1 hereof within sixty (60) days after the effective date of termination; and

     b. Subject to Paragraph 7.4(c) below, and notwithstanding any provision in this or the Cross-License Agreement to the contrary the breaching Party shall immediately discontinue the manufacture and sale of Licensed Products; and

     c. Notwithstanding the provisions of Paragraph 7.4(b) above, if Delphi is the breaching Party, Delphi may continue to exercise its rights hereunder to the extent reasonably necessary to fulfill any binding sales commitments existing as of the date of notice of breach, but not undertake to make further sales commitments or renew or extend existing sales commitments for Licensed Products as of such date, and to otherwise liquidate any inventory of Licensed Products, subject to the obligation to remit royalties and reports to the non-breaching party in accordance with the Cross License Agreement of Attachment 1 hereof;

     d. Notwithstanding the provisions of Paragraph 7.4(b) above, if Stellar is the breaching Party, Stellar may continue to exercise its rights hereunder for up to twelve (12) months, subject to the obligation to remit royalties and reports to the non-breaching party in accordance with the Cross License Agreement of Attachment 1 hereof

     e. Regardless of who is the breaching Party, then in addition to the provisions of Paragraph 7.5, Delphi agrees that it will continue, at Stellar's request, to manufacture and sell Licensed Products to Stellar for up to twelve (12) months following the effective date of termination; and

     f. Within ten (10) days after the effective date of expiration or termination of this Agreement, or such date as the breaching Party continues to exercise its rights pursuant to Paragraph 7.4(c), the breaching Party shall return or destroy, as determined by the non-breaching Party, all copies of all confidential materials provided by the non-breaching Party under this Agreement.


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7.5  Effect of Termination for Cause Upon the Non-Breaching Party

The license to the Non-breaching Party under the Cross License Agreement of Attachment 1 hereof shall continue in full force and effect after termination under Paragraph 7.3 of this Agreement under, subject to the Non-breaching Party's continuous fulfillment of all its obligations under the Cross License Agreement. If Delphi is the breaching party, Stellar shall have the right to continue to access all proprietary and non proprietary hardware and software and documentation therefor, and Delphi shall continue to provide uninterrupted supply of products and raw materials to Stellar customers at terms and prices not different than those existed prior to the breach. If a change of manufacturing site is required, then such change will follow an uninterrupted transition period of four (4) months during which Stellar would source another manufacturing contractor and Delphi will provide commercially reasonable support to facilitate such change.

7.6 Residual Obligations of the Parties upon Expiration or Termination of this Agreement

The Articles 4.1, 4.2, 4.3, 4.4, 5, 6, 7.4, 7.5, 7.6, 8.4, 8.9 and the Cross
License Agreement of Attachment 1 hereof shall survive expiration or termination of this Agreement.

                            ARTICLE 8. MISCELLANEOUS

8.1  Notices

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Party):

     If to ORBCOMM:

          ORBCOMM
          21700 Atlantic Boulevard
          Dulles, VA 20166


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          Attention: Marc Eisenberg
          Fax: (703) 433-6400

     If to Stellar

          Stellar Inc.
          21700 Atlantic Boulevard
          Dulles, VA 20166

          Attention: Acting General Manager
          Fax: (703) 433-6400

     If to Delphi:

          Delphi Electronics & Safety Division
          One Corporate Center
          P.O. Box 9005
          Kokomo, Indiana U.S.A. 46904-9005

          Attention: Business Line Executive, Wireless
          Fax: 1.765.451.9722

     Any Party may change its address by a notice given to the other Parties in the manner set forth above.

8.2  Paragraph Titles

     Paragraph titles are intended only for quick reference in finding parts of this Agreement. They are not to be used in interpreting this Agreement.

8.3  No Party Deemed Drafter

     All provisions of this Agreement have been negotiated by the Parties at "arm's length" and with the full opportunity to discuss these provisions with their legal counsel. The Parties agree that no Party shall be deemed to be the drafter of this Agreement and further, that in the event that this Agreement is ever construed in a court of law, such court shall not construe this Agreement or any provision of this Agreement against any Party as the drafter of this Agreement.

8.4  Publicity

     Each Party agrees that neither the existence nor the terms of this Agreement will be disclosed and that neither Party will use the other's name, either expressed or


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     implied, in its publicity, advertising, promotional or product related literature without the other Party's written consent, whose consent will not be unreasonably withheld. This provision shall survive the expiration, termination or cancellation of this Agreement.

8.5  No Authority

     This Agreement and the work performed hereunder shall not cause or imply that there exists among the Parties hereto any partnership, joint venture, or other combined business organization, and the respective rights and obligations of the Parties shall be only those expressly set forth herein. NEITHER PARTY HAS ANY AUTHORITY HEREUNDER TO ASSUME OR CREATE ANY OBLIGATION OR RESPONSIBILITY, EXPRESS OR IMPLIED, ON BEHALF OF, OR IN THE NAME OF, THE OTHER PARTY OR TO BIND THE OTHER PARTY IN ANY WAY WHATSOEVER TO THIRD PARTIES.

8.6  Partial Invalidity

     If any provision of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such provision will be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, executive order or other rule of law and the remaining provisions of this Agreement will remain in full force and effect.

8.7  Dispute Resolution

     8.7.1. Informal Dispute Resolution

          In the event that any dispute, controversy, or claim between the Parties arises out of the interpretation of, or performance under this Agreement, the Parties agree to refrain from initiating any legal or other proceedings until all of the procedures set forth in this Paragraph 8.7 have been exhausted.

     8.7.2. Negotiation

          The Parties shall first attempt to resolve amicably and informally any dispute, controversy, or claim arising out of or relating to this Agreement, including without limitation the interpretation, performance, breach, termination or invalidity of this Agreement (the "Dispute"). A Party shall initiate informal negotiations to resolve the Dispute by giving the other Party notice ("Request for Informal Dispute Resolution") of such intent.


                                 Pages 13 of 24

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          The Request for Informal Dispute Resolution shall (1) describe the
          Dispute and (2) propose the procedure for its amicable resolution, including, if appropriate, the hiring of consultants. Within thirty
          (30) days of the date of such Request for Informal Dispute Resolution, the Parties shall attempt to resolve the Dispute amicably, and no Party shall resort to any other means of dispute resolution for at least thirty (30) days after such Request for Informal Dispute Resolution has been delivered.

     8.7.3. Management Negotiation

          If any Dispute is not resolved pursuant to Paragraph 8.7.2 of this Agreement, each Party shall designate one or more executives (the "Executives") to act on behalf of such Party to negotiate to solve the matter. At the earliest practical time, and in any event, no later than thirty (30) days after the conclusion of the process set forth in Paragraph 8.7.2 of this Agreement, the Executives of both Parties shall endeavor to meet in a mutually agreeable location to discuss the Dispute. The Executives shall endeavor to negotiate in good faith to resolve the Dispute, and any resolution shall be set forth in writing and signed by both Parties. Such a resolution shall be final and binding on the Parties. No party shall resort to any other means of resolution for at least ten (10) additional days after the thirty (30) day period set forth above for the Executives to meet.

     8.7.4. Arbitration

          Any Dispute not settled amicably or by informal negotiations in accordance Paragraphs 8.7.2 and 8.7.3 of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The language used in arbitration, including the language of the proceedings, the language of the award and the reasons supporting it, shall be English. The arbitrator shall be a retired judge. Arbitration shall take place in New York, New York, United States of America.

8.8  Waivers

     No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.


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8.9  Assignment

     A Party may not assign this Agreement without the other Party's prior written approval except to one of its Affiliates, or in connection with the sale or merger of the business related to the subject matter of this Agreement. Any assignment in violation of the foregoing shall be void.

8.10 Force Majeure and Compliance with Laws

     No party shall be liable for delay in performance or failure to perform in whole or in part the terms of this Agreement due to labor dispute, strike, labor shortage, war or act of war (whether an actual declaration is made or not), insurrection, riot, or civil commotion, act of public enemy, accident, fire, flood or other act of God, act of any governmental authority, judicial action, short or reduced supply of fuel or raw materials, technical failure where such party has exercised ordinary care in the prevention thereof, or causes beyond the control of such party, whether or not similar to the matters herein enumerated, and any such delay or failure shall not be considered a breach of this Agreement provided that the Party relying on this provision resumes performance as quickly as possible after such Force Majeure event, and that the other Party has no obligation to make payment until such performance resumes.

8.11 Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America without giving effect to the doctrine of the conflicts of laws.

8.12 Entire Agreement

     This Agreement supersedes any prior agreements or understandings, written or otherwise between the Parties relating to the negotiation of this Agreement. No amendment or modification of terms and conditions of this Agreement shall be valid or binding upon the Parties unless signed by their respective authorized officers.

8.13 Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                                 Pages 15 of 24

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the dates below.

                                        DELPHI INCORPORATED
                                        DELPHI ELECTRONICS & SAFETY
ORBCOMM INCORPORATED.                   DIVISION


By: /s/ J. Eisenberg                    By: /s/ Robert W. Schumacher
    ---------------------------------       ------------------------------------
Printed Name: J. Eisenberg              Printed Name: Robert W. Schumacher
Title:  CEO                             Title: Business Line Executive, Wireless
Date May 18, 2004                       Date May 17, 2004


STELLAR INC.


By: /s/ Steven F. Mazur
    ---------------------------------
Printed Name: Steven F. Mazur
Title: General Manager
Date May 18, 2004


                                 Pages 16 of 24

                                  ATTACHMENT 1

                             CROSS LICENSE AGREEMENT

This Cross License Agreement (this "Agreement"), effective as of the date of the last signature hereto (the "Effective Date"), is entered into by and between Stellar lnc. (hereinafter referred to as "Stellar") having its offices and place of business at 21700 Atlantic Boulevard, Dulles, VA 20166 and Delphi Corporation, acting by and through its Delphi Electronics & Safety Division (hereinafter referred to as "Delphi"), having its principal place of business at One Corporate Center, P.O. Box 9005, Kokomo, Indiana 46904-9005. Stellar and Delphi are herein sometimes referred to individually as a "Party" or collectively as the "Parties".

RECITALS

WHEREAS, the Parties have entered into a Cooperation Agreement (the "Cooperation Agreement") concurrently with this Agreement; and

WHEREAS, the Cooperation Agreement contemplates that the Parties would license their respective Intellectual Property to the other Party subject to the terms of Paragraphs 4.2 and 4.3 of the Cooperation Agreement; and

WHEREAS, the Parties wish to enter into this Agreement to enable the Parties to obtain such licenses.

THEREFORE, the Parties mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

The definitions in the Cooperation Agreement are hereby incorporated by reference.

                               ARTICLE 2. LICENSES

2.1  Delphi Background Intellectual Property License to Stellar

     Delphi grants to Stellar a non-exclusive, non-transferable (except when transferred together with the Cooperation Agreement), worldwide, royalty bearing license, without the right to sublicense except to Stellar's Affiliates, under Delphi Background Intellectual Property to make, have made, use, sell, lease or otherwise dispose of Licensed Products according to the terms of Paragraphs 4.2 and 4.3 of the Cooperation Agreement.


                                 Pages 17 of 24

2.2  Stellar Background Intellectual Property License to Delphi

     Stellar grants to Delphi a non-exclusive, non-transferable (except when transferred together with the Cooperation Agreement) worldwide, royalty bearing (except when Delphi sells Licensed Products manufactured for sale to Stellar) license, without the right to sublicense except to Delphi's Affiliates, under Stellar Background Intellectual Property to make, have made, use, sell, lease or otherwise dispose of Licensed Products according to the terms of Paragraphs 4.2 and 4.3 of the Cooperation Agreement.

2.3  No Other Licenses

     No other licenses under either Party's Intellectual Property are granted to the other Party except as expressly granted in this Article 2.

                            ARTICLE 3. CONSIDERATION

3.1  Royalties

     A Party selling a Licensed Product under the terms of Paragraphs 4.2 and
     4.3 of the Cooperation Agreement (the "Licensee") shall pay the other Party (the "Licensor") a royalty equal to [***] percent ([***]%) of the invoice price of such Licensed Product multiplied by the number of units of Licensed Products sold during the reporting period specified in Paragraph
     4.1 hereof. A sale shall have occurred when a Licensed Product is invoiced, or if not invoiced, when delivered by Licensee to a third party. Unit sales of Licensed Products shall be determined by the net number of unit sales of Licensed Products by Licensee in a reporting period, less reasonable numbers of samples provided gratis to the Licensee's customers and less warranty returns in that same reporting period.

3.2  Late Payment Fees

     Any royalty payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge of one percent (1%) per month on the unpaid balance payable in U.S. currency until paid. The foregoing payment of interest shall not affect Licensor's right to terminate in accordance with Article 5 of this Agreement.


                                 Pages 18 of 24

3.3  Royalty Payments to Delphi

     Royalty payments hereunder are to be made by electronic fund transfer to the account of Delphi:

     The Chase Manhattan Bank N.A.
     One Chase Manhattan Plaza
     New York, NY, 10081 USA
     ABA #021000021

     Credit to Delphi Technologies, Inc.
     Account Number 323 022 537

     By order of Stellar Inc.

3.4  Royalty Payments to Stellar

     Royalty payments hereunder are to be made by electronic fund transfer to the account of Stellar:

     Stellar Inc.
     21700 Atlantic Boulevard
     Dulles, VA 20166

     Credit to Stellar, Inc.
     ABA# 021200339
     Swift # FNBBUS33
     Account Number 942 126 5382

     By order of Delphi Corporation

                     ARTICLE 4. REPORTS AND TIME OF PAYMENT

4.1  Unit Sales Reporting

Upon commencement of sales by Licensor of Licensed Products to a third party customer, and for the duration of its third party sales activity, Licensor shall submit quarterly reports within thirty (30) days of the end of each calendar quarter (March, June, September, December), and within thirty (30) days after any termination of this Agreement. Each report shall set forth, for the respective report period, the total unit sales of Licensed Products during the period of the calendar quarter just ended and the revenues obtained from such sales.


                                 Pages 19 of 24

4.2  Time of Payment

     Licensee shall pay any amounts due to Licensor under Paragraph 3.1 hereof quarterly at the same time as the reports are due under Paragraph 4.1 hereof.

4.3  Records

     Licensee shall keep true and accurate records and accounts to show its sales of Licensed Products in sufficient detail to enable the payments set forth in this Agreement to be independently determined by Licensor or Licensor's designated agent. Licensee shall permit such records to be examined from time to time by authorized representatives of Licensor during normal business hours to the extent necessary to verify the reports and payments required hereunder.

                             ARTICLE 5. TERMINATION

5.1  Termination for Cause

     Licensor may terminate this Agreement at any time on thirty (30) days written notice to Licensee for material failure of Licensee to fulfill any of its obligations hereunder; provided, however, that if during the thirty
     (30) day period Licensee shall have fulfilled such obligations, this Agreement shall continue in full force and effect as if no such notice had been given.

5.2  Effect of Termination upon Licensee

     Upon termination of this Agreement, the terms of Paragraphs 7.4 and 7.6 of the Cooperation Agreement shall apply to the Licensee.

                           ARTICLE 6. ENTIRE AGREEMENT

This Agreement, along with the Cooperation Agreement constitutes the entire agreement between the Parties hereto with respect to the matter and supersedes all prior agreements and understandings between them with respect to such matters.

                     ARTICLE 7. MODIFICATIONS AND AMENDMENTS

Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Parties hereto.


                                 Pages 20 of 24

                              ARTICLE 8. ASSIGNMENT

This Agreement may not be assigned by either Party hereto except with the prior written consent of the other party, except that a Party may freely assign this Agreement to any Affiliate. Any assignment in violation of the foregoing shall be void.

                          ARTICLE 9. COSTS AND EXPENSES

Except as provided herein, or unless otherwise mutually agreed in advance in writing, each Party will bear its own expenses associated with carrying out the obligations imposed by this Agreement.

                  ARTICLE 10. GOVERNMENTAL LAWS AND REGULATIONS

Each party hereto is responsible for compliance with and for obtaining such approvals or permits as may be required under national, local or other governmental laws, ordinances, regulations and rules as may be applicable to the performance of its responsibilities and obligations under this Agreement. The Parties will cooperate in securing any such governmental approvals or permits required to effect the transactions contemplated by this Agreement.

                              ARTICLE 11. LIABILITY

Neither party shall have any liability to the other for any claims, including claims of patent infringement, brought against either Party arising out of the manufacture, use or sale of Licensed Products under this Agreement.

                               ARTICLE 12. NOTICES

All notices required or permitted hereunder will be in writing and deemed effective when delivered as follows:

     If to Delphi:    Delphi Electronics & Safety Division
                      One Corporate Center
                      Kokomo, IN 46905
                      Attention: Business Line Executive, Wireless

     If to Stellar:   Stellar Inc.
                      21700 Atlantic Boulevard
                      Dulles, VA 20166
                      Attention: Acting General Manager


                                 Pages 21 of 24
or to such other addresses as either party may hereafter designate in writing by like notice.

                            ARTICLE 13. MISCELLANEOUS

13.1 No Warranty

Nothing in this Agreement shall be construed as a warranty or representation by Licensor that any manufacture, use, sale, lease or any other disposition of the Licensed Products will be free from infringement of any intellectual property of a third party, except that the each Party represents that it is aware not of any such infringement or threatened infringement as of the date hereof.

13.2 No Obligation

     Nothing in this Agreement shall be construed as imposing on Licensor any obligation to register or otherwise protect any intellectual property or to secure any patent or to maintain any patent or other intellectual property in force.

13.3 No Waiver

     No express or implied waiver by either of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other Party shall be construed as a waiver of any subsequent breach of that or any other term, condition or obligation.

13.4 Governing Law

     This Agreement and the performance of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, USA.

13.5 Partial Invalidity

     If any term, clause or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause or provision shall be deemed deleted from this Agreement.


                                 Pages 22 of 24

IN WITNESS WHEREOF, the Parties have caused this Agreement to executed on the dates below.

DELPHI CORPORATION
DELPHI ELECTRONICS & SAFETY DIVISION      STELLAR INC.


By: /s/ Robert W. Schumacher              By: /s/ Steven F. Mazur
    ---------------------------------         ----------------------------------
Printed: Robert W. Schumacher             Printed: Steven F. Mazur
Title: Business Line Executive,Wireless   Title: General Manager
Date May 17, 2004                         Date May 18, 2004


                                 Pages 23 of 24

                                  ATTACHMENT 2

                            EXISTING STELLAR PRODUCTS

ST 2500 and configurations thereof

STLite and configurations thereof


                                 Pages 24 of 24